EXHIBIT 1(a)
Trades on June 26, 2009
Table I – Non-Derivative Securities Acquired, Disposed of, or Beneficially Owned
1. Title of Security (Instr. 3)	2. Transaction Date	2A.Deemed Execution Date, if any	3. Transaction Code (Instr. 8)		4. Securities Acquired (A) or Disposed of (D) (Instr. 3, 4 and 5)			5. Amount of Securities Beneficially Owned Following	6. Ownership Form: Direct (D) or	7.Nature of Indirect Beneficial Ownership
	(Month/ Day/ Year)	(Month/ Day/ Year)	Code	V	Amount	(A)or (D)	Price	Reported Transaction(s) (Instr. 3 and 4)	Indirect (I) (Instr. 4)	(Instr. 4)
Common Stock	6/26/2009		S		43,027	D	$6.500	981,987	I	(1)
Common Stock	6/26/2009		S		2,011	D	$6.510	979,976	I	(1)
Common Stock	6/26/2009		S		33	D	$6.520	979,943	I	(1)
Common Stock	6/26/2009		S		4,100	D	$6.530	975,843	I	(1)
Common Stock	6/26/2009		S		100	D	$6.565	975,743	I	(1)
Common Stock	6/26/2009		S		100	D	$6.580	975,643	I	(1)
Common Stock	6/26/2009		S		529	D	$6.590	975,114	I	(1)
Common Stock	6/26/2009		S		100	D	$6.620	975,014	I	(1)
Common Stock	6/26/2009		S		2,600	D	$6.700	972,414	I	(1)
Common Stock	6/26/2009		S		2,400	D	$6.710	970,014	I	(1)
Common Stock	6/26/2009		S		9,400	D	$6.740	960,614	I	(1)
Common Stock	6/26/2009		S		5,403	D	$6.760	955,211	I	(1)
Common Stock	6/26/2009		S		14,400	D	$6.770	940,811	I	(1)
Common Stock	6/26/2009		S		9,097	D	$6.780	931,714	I	(1)
Common Stock	6/26/2009		S		1,500	D	$6.790	930,214	I	(1)
Common Stock	6/26/2009		S		11,100	D	$6.800	919,114	I	(1)
Common Stock	6/26/2009		S		20,594	D	$6.850	898,520	I	(1)
Common Stock	6/26/2009		S		9,851	D	$6.860	888,669	I	(1)
Common Stock	6/26/2009		S		332	D	$6.865	888,337	I	(1)
Common Stock	6/26/2009		S		5,100	D	$6.870	883,237	I	(1)
Common Stock	6/26/2009		S		5,323	D	$6.880	877,914	I	(1)
Common Stock	6/26/2009		S		1,000	D	$6.890	876,914	I	(1)
Common Stock	6/26/2009		S		131,189	D	$6.900	745,725	I	(1)
Common Stock	6/26/2009		S		7,100	D	$6.910	738,625	I	(1)

Common Stock	6/26/2009	S	28,813	D	$6.920	709,812	I	(1)
Common Stock	6/26/2009	S	59,218	D	$6.930	650,594	I	(1)
Common Stock	6/26/2009	S	200	D	$6.935	650,394	I	(1)
Common Stock	6/26/2009	S	25,280	D	$6.940	625,114	I	(1)
Common Stock	6/26/2009	S	76,709	D	$6.950	548,405	I	(1)
Common Stock	6/26/2009	S	500	D	$6.960	547,905	I	(1)
Common Stock	6/26/2009	S	400	D	$6.970	547,505	I	(1)

(1) Elliott Associates, L.P., through its subsidiary, Manchester Securities Corp., a New York corporation (“Manchester”), has an indirect pecuniary interest in the shares of common stock of BioDelivery Sciences International, Inc. (“BDSI”), owned by CDC IV, LLC (“CDC IV”). Manchester owns a majority of the equity interest of CDC IV (but not a controlling interest). On June 4, 2009, the manager of CDC IV delegated to Manchester all of the manager’s rights and authority with respect to the investment decisions relating to the equity securities of BDSI owned by CDC IV.

EXHIBIT 1(b)
Trades on June 29, 2009
Table I – Non-Derivative Securities Acquired, Disposed of, or Beneficially Owned
1. Title of Security (Instr. 3)	2. Transaction Date	2A.Deemed Execution Date, if any	3. Transaction Code (Instr. 8)		4. Securities Acquired (A) or Disposed of (D) (Instr. 3, 4 and 5)			5. Amount of Securities Beneficially Owned Following	6. Ownership Form: Direct (D) or	7.Nature of Indirect Beneficial Ownership
	(Month/ Day/ Year)	(Month/ Day/ Year)	Code	V	Amount	(A)or (D)	Price	Reported Transaction(s) (Instr. 3 and 4)	Indirect (I) (Instr. 4)	(Instr. 4)
Common Stock	06/29/09		S		6,800	D	$7.010	540,705	I	(1)
Common Stock	06/29/09		S		8,500	D	$7.000	532,205	I	(1)
Common Stock	06/29/09		S		9,506	D	$6.980	522,699	I	(1)
Common Stock	06/29/09		S		1,700	D	$6.970	520,999	I	(1)
Common Stock	06/29/09		S		2,506	D	$6.960	518,493	I	(1)
Common Stock	06/29/09		S		62,079	D	$6.950	456,414	I	(1)
Common Stock	06/29/09		S		1,400	D	$6.920	455,014	I	(1)
Common Stock	06/29/09		S		24,200	D	$6.900	430,814	I	(1)
Common Stock	06/29/09		S		10,700	D	$6.890	420,114	I	(1)
Common Stock	06/29/09		S		4,600	D	$6.880	415,514	I	(1)
Common Stock	06/29/09		S		400	D	$6.860	415,114	I	(1)
Common Stock	06/29/09		S		33,400	D	$6.850	381,714	I	(1)
Common Stock	06/29/09		S		200	D	$6.770	381,514	I	(1)
Common Stock	06/29/09		S		2,200	D	$6.760	379,314	I	(1)
Common Stock	06/29/09		S		22,600	D	$6.750	356,714	I	(1)
Common Stock	06/29/09		S		1,974	D	$6.740	354,740	I	(1)
Common Stock	06/29/09		S		1,100	D	$6.730	353,640	I	(1)
Common Stock	06/29/09		S		100	D	$6.720	353,540	I	(1)
Common Stock	06/29/09		S		619	D	$6.710	352,921	I	(1)
Common Stock	06/29/09		S		21,207	D	$6.700	331,714	I	(1)

(1) Elliott Associates, L.P., through its subsidiary, Manchester Securities Corp., a New York corporation (“Manchester”), has an indirect pecuniary interest in the shares of common stock of BioDelivery Sciences International, Inc. (“BDSI”), owned by CDC IV, LLC (“CDC IV”). Manchester owns a majority of the equity interest of CDC IV (but not a controlling interest). On June 4, 2009, the manager of CDC IV delegated to Manchester all of the manager’s rights and authority with respect to the investment decisions relating to the equity securities of BDSI owned by CDC IV.